The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286


October 4, 2007
Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE: American Depositary Shares evidenced by the American Depositary Receipts of Applied
Optical Technologies plc



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to OpSec Security Group plc from Applied Optical Technologies plc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for OpSec Security Group plc. The
Prospectus has been revised to reflect the new name, and has been overstamped with:

The name has changed to OpSec Security
Group plc.
Please contact me with any questions or
comments at (212) 815 4244.

Sincerely,


Sandra W. Friedrich
Assistant Vice President
2128154244
sfriedrich@bankofny.com
675934-1